UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 19, 2010

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 19, 2010, PAETEC Holding Corp. (the “Company”) issued a news release announcing that its wholly-owned subsidiary, PAETEC Escrow Corporation, has priced $450 million aggregate principal amount of its 9 7/8% senior notes due 2018 (the “Notes”) to be issued in a private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. Upon satisfaction of certain conditions, including the concurrent closing of the Company’s previously announced acquisition of Cavalier Telephone Corporation, the offering proceeds will be released to the Company and the Company will assume the obligations of PAETEC Escrow Corporation under the Notes.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

A copy of the news release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following document is herewith filed as an exhibit to this report:

Exhibit Number	Description of Exhibit

99.1	News release of PAETEC Holding Corp., dated November 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: November 19, 2010	/s/ Mary K. O’Connell
Mary K. O’Connell
Senior Vice President and General Counsel (Duly Authorized Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	News release of PAETEC Holding Corp., dated November 19, 2010.

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